UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2020

FUELCELL ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14204	06-0853042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	3 Great Pasture Road, Danbury, Connecticut	06810
	(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 825-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FCEL	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2020, FuelCell Energy, Inc. (the “Company”) entered into a Paycheck Protection Program Promissory Note, dated April 16, 2020 (“Note”), evidencing a loan to the Company from Liberty Bank under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) administered by the U.S. Small Business Administration (“SBA”).

Pursuant to the Note, the Company received total proceeds of approximately $6.5 million on April 24, 2020. In accordance with the requirements of the CARES Act, the Company will use the proceeds primarily for payroll costs.

The Note is scheduled to mature on April 16, 2022, has a 1.00% per annum interest rate, and is subject to the terms and conditions applicable to loans administered by the SBA under the CARES Act. Monthly principal and interest payments, less the amount of any potential forgiveness (as discussed below), will commence on November 16, 2020. The Company did not provide any collateral or guarantees for the Note, nor did the Company pay any facility charge to obtain the Note. The Note provides for customary events of default, including, among others, those relating to failure to make a payment when due under the Note, failure to comply with any provision of the Note, bankruptcy, and breaches of or materially misleading representations. Upon the occurrence of an event of default, Liberty Bank may require immediate payment of all amounts owing under the Note, collect all amounts owing from the Company, and pursue other remedies. The Note may be prepaid at any time with no prepayment penalties.

Proceeds may only be used for the Company’s eligible payroll costs (with salary capped at $100,000 on an annualized basis for each employee), rent and utilities, in each case paid during the eight-week period following disbursement. However, at least 75% of the proceeds must be used for eligible payroll costs. The loan may be fully forgiven if (i) proceeds are used to pay eligible payroll costs, rent and utilities and (ii) full-time employee headcount and salaries are either maintained during the applicable eight-week period or restored by June 30, 2020. If not so maintained or restored, forgiveness of the loan will be reduced in accordance with the regulations to be issued by the SBA. Any forgiveness of the loan will be subject to approval by the SBA and Liberty Bank and will require the Company to apply for such treatment in the future. The Company will carefully monitor all qualifying expenses and other requirements necessary to maximize loan forgiveness.

The Company has an existing relationship with Liberty Bank that is unrelated to this loan, through the Company’s affiliate Bridgeport Fuel Cell, LLC, which, on May 9, 2019, entered into a Credit Agreement with Liberty Bank, as Administrative Agent and Co-Lead Arranger, to fund the acquisition of the Bridgeport Fuel Cell Park.

The foregoing description of the loan and the Note is a summary and is qualified in its entirety by reference to the full text of the Note, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Deferrals

On April 23, 2020, as part of the efforts by the Company to mitigate the financial and operational impacts of COVID-19, the Company determined to take certain compensation actions affecting certain executives, including the currently employed named executive officers identified in the Company’s most recent proxy statement filed with the Securities and Exchange Commission (collectively, the “Officers”).  Effective May 1, 2020, a portion of each Officer’s base salary will be deferred for three months (i.e., the months of May, June and July), at the end of which time the Company will pay such deferred amounts to such Officers over a three month period (i.e., over the months of August, September and October). The base salary deferrals will be 20% of base salary for Jason Few, the President, Chief Executive Officer (the “CEO”) and Chief Commercial Officer, and 10% of base salary for each of Michael Bishop, the Chief Financial Officer and Treasurer, Michael Lisowski, the Chief Operating Officer, Anthony Leo, the Chief Technology Officer, and Jennifer Arasimowicz, the General Counsel, Corporate Secretary and Chief Administrative Officer. Additionally, the CEO’s monthly commuting expenses of $13,000 will be suspended until such time as the CEO resumes commuting between Houston and Connecticut.

Amendment to CEO Employment Agreement

On April 23, 2020, due to the travel impacts of COVID-19, the Company entered into an amendment (the “Amendment”) to the Employment Agreement, effective as of August 26, 2019, between the Company and the CEO (the “Employment Agreement”).  The Amendment provides that the Company shall pay to the CEO a lump sum cash payment in the gross amount of $200,000, within 30 days following his relocation to the Danbury, Connecticut area, provided that (i) such relocation occurs by no later than eighteen months after the effective date of the Employment Agreement and (ii) the CEO is employed by the Company on the date of any such payment. This provision of the Amendment extends the time for making such relocation payment by 6 months, as under the original Employment Agreement, the relocation payment would be made only if the relocation occurred no later than the first anniversary of the effective date of the Employment Agreement. The Amendment further provides that the CEO’s commuting and apartment expenses, which were to be paid by the Company through the first anniversary of the effective date of the Employment Agreement, will continue to be paid through the date that is eighteen months after the effective date of the Employment Agreement in the amounts set forth in the Employment Agreement. All other terms and conditions of the Employment Agreement remain in full force and effect.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 7.01. Regulation FD Disclosure.

On April 23, 2020, the Company also advised certain affected employees that, effective May 1, 2020, there will be a temporary salary deferral for all Senior Vice Presidents and Vice Presidents of the Company in the United States and Canada of 10% for a period of three months (i.e., May, June and July) at the end of which time the Company will pay such deferred amounts (i.e., over the months of August, September and October).

The information furnished in this Item 7.01 is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section. This information will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.Financial Statements and Exhibits.

(d) The following exhibits are being furnished herewith:

Exhibit No.	Description

10.1	Paycheck Protection Program Promissory Note entered into on April 20, 2020 and dated April 16, 2020, between Liberty Bank and FuelCell Energy, Inc.
10.2	First Amendment, dated as of April 23, 2020, to the Employment Agreement, effective as of August 26, 2019, between FuelCell Energy, Inc. and Jason B. Few.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: April 24, 2020	By:	/s/ Michael S. Bishop
Michael S. Bishop
Executive Vice President and Chief Financial Officer